Exhibit 3.19

AMENDED AND RESTATED

CERTIFICATE OF FORMATION

OF

SEITEL IP HOLDINGS, LLC

SEITEL IP HOLDINGS, LLC (the “Company”), a company duly organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The original Certificate of Formation was filed with the Secretary of State of the State of Delaware on April 19, 2001.

2. This Amended and Restated Certificate of Formation, is made and filed pursuant to the order of the United States Bankruptcy Court (the “Bankruptcy Court”) for the District of Delaware in the case styled: In re: Seitel, Inc. et al. No. 03-12227 (PJW) and the Debtors’ Third Amended Joint Plan of Reorganization as filed with the Bankruptcy Court on January 17, 2004, as amended on February 6, 2004, and confirmed by the Bankruptcy Court on March 18, 2004 in connection with the reorganization of the Company under title 11 of the Bankruptcy Code and in accordance with the Limited Liability Company Act of the State of Delaware.

3. This Amended and Restated Certificate of Formation shall become effective at 5:00 p.m., Eastern Time, on July 2, 2004.

ARTICLE 1.

The name of the limited liability company is SEITEL IP HOLDINGS, LLC

ARTICLE 2.

The address of its registered office in the Company is in the State of Delaware is c/o of The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

ARTICLE 3.

The name and address of the Company’s registered agent in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

ARTICLE 4.

The latest date on which the Company is to dissolve is April 1, 2021.

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IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Formation of SEITEL IP HOLDINGS, LLC this 30 day of June, 2004.

MEMBERS:

By its Member, Seitel Solutions Ltd.,

an Texas limited partnership

By its General Partner,

Seitel Solutions, Inc., a Delaware corporation

By: /s/ Kevin P. Callaghan

Kevin P. Callaghan, Director and President

By its Member, Seitel Solutions Canada Ltd., an Alberta corporation

By: /s/ Kevin P. Callaghan

Kevin P. Callaghan, Director and President

By its Member, Seitel International CV, an Amsterdam limited partnership

By its Managing Partner, Seitel Solutions Holdings, LLC, a Delaware

limited liability company

By its Sole Member, Seitel Solutions, LLC, a Delaware

  limited liability company

  By its Sole Member, Seitel Solutions, Inc., a Delaware

      corporation

By: /s/ Kevin P. Callaghan

  Kevin P. Callaghan, Director and President

By its Limited Partner, SI Holdings, G.P., a Delaware

general partnership

By its Managing Partner, Seitel Solutions, Inc., a Delaware

corporation

By: /s/ Kevin P. Callaghan

  Kevin P. Callaghan, Director and President

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